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                                                                 EXHIBIT 10.29.2


                             [HOME INTERIORS LOGO]


                                   MEMORANDUM

TO:        Barbara Hammond

FROM:      Tina Simon

DATE:      July 14, 2000

Re:        Employment with Home Interiors and Gifts, Inc.

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This confirms our discussions earlier this month concerning your continued
employment with Home Interiors. You continue to serve the legacy created by Mary Crowley and her family with your experience, insight and the personal touch you give to our field leadership. Effective the first pay period after June 4, 2000, the date on which your consulting contract expired, you will receive $20,833 monthly less applicable taxes and deductions, plus reimbursement of your normal and customary expenses. During your employment as a Consultant, you have agreed to devote approximately two weeks each month to Home Interiors. You remain eligible for all medical benefits and 401k participation. Any bonus will be at the discretion of the Company's CEO, Joey Carter. However, for that portion of the year during which your Executive Employment Agreement with the Company, dated as of June 4, 1998 was in force, your annual bonus for the fiscal year ending December 31, 2000 will be prorated for the partial year in accordance with Section 4b of said Agreement which is attached hereto. The prorated period commenced January 1, 2000 and shall end on June 4, 2000, the date on which the Employment Period, as defined in such Agreement, terminated. We have also specifically agreed that you or the Company may terminate your employment at any time, for any reason or for no reason, upon reasonable notice.

Thank you again for your courtesy and cooperation. If this correctly states your understanding of the Agreement, please sign two (2) copies and return one to me.


AGREED and ACCEPTED:                   APPROVED:


/s/ BARBARA HAMMOND                            /s/ JOEY CARTER
-----------------------------          -----------------------------------------
    Barbara Hammond                                Joey Carter

Attachment


                   P.O. Box 619190 o Dallas, Texas 75261-1910
                             www.homeinteriors.com